Exhibit 10.5

SOFTWARE JOINT OWNERSHIP AGREEMENT

This Software Joint Ownership Agreement (this “Agreement”) is entered into by and between El Paso Corporation (“El Paso”) and EP Energy Corporation (“EP Energy”) pursuant to that certain Separation and Distribution Agreement between them dated     , 2011 (the “SDA”).  This Agreement is a “Transaction Document” under the SDA.  El Paso and EP Energy are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.  The Parties hereby agree as follows:

1.             Capitalized Terms; Incorporation by Reference.

a.             Capitalized terms not otherwise defined in this Agreement shall have the meanings given to them in the SDA, which terms are incorporated herein by reference.  Articles and Sections in the SDA referenced in this Agreement are incorporated herein and shall apply to this Agreement as if written herein to the extent not in conflict with this Agreement.  Provisions in the SDA applicable to Transaction Documents shall be applicable to this Agreement to the extent not in conflict with this Agreement.

b.             The term “Jointly Owned Software” means those computer programs, including any and all software implementation of algorithms, models and methodologies, whether in source code, object code, human readable form or other form, set forth in Exhibit A, attached hereto and incorporated herein by reference, and shall include, to the extent existing: (i) descriptions, flow charts and other work products used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons (collectively, “Tools”), and (ii) documentation, including user manuals and other training documentation (collectively, “Documentation”), relating to any of the foregoing.

2.             Ownership of the Software.

a.             The Parties agree that the Jointly Owned Software has been jointly developed by them and is jointly owned by them.  Neither Party owes any reimbursement obligation to the other Party in connection with the development of any of the Jointly Owned Software.  For clarity, the Parties agree that the software set forth in Exhibit B and any internally developed software not set forth in Exhibit A is owned solely by El Paso and excluded from Jointly Owned Software.

b.             Each Party shall furnish to the other Party copies of any Jointly Owned Software, Tools and Documentation existing at the Effective Time to the extent not already in a Party’s possession, as requested by such Party in writing, and reasonably cooperate with each other in such exchange.  Requests for copies shall be sent to the attention of the Party’s Chief Information Officer at the address set forth in Section 8.5 of the SDA.   Requests for such copies shall be made within twelve (12) months of the Effective Time.  After that time, a Party may, but shall not be obligated to, provide any such copies.

c.             Each Party shall own any modifications it makes to the Jointly Owned Software after the Effective Time and any derivative works thereof which such Party creates after the Effective Time.  However, a Party may, in its sole discretion, provide the other Party with such modifications or derivative works if the other Party reimburses 50% of the cost of such modifications or derivative works, which modifications and derivative works shall then be considered as Jointly Owned Software.

3.             Use of the Software.  The parties agree that the Jointly Owned Software shall be used as, and only as, permitted by the provisions of this Agreement.

a.             Each Party and any members of its Group may use, modify, copy, distribute, execute, maintain and make derivative works of the Software only for the internal business purposes of such Party and/or its Group (collectively, “Use”).  The Parties agree not to market, distribute, sell, assign or license the Software to any Person who is not its Affiliate.

b.             Except as expressly provided in the Transition Services Agreement, neither Party shall have any obligation to maintain or support the Jointly Owned Software for the other Party, and each Party shall bear the costs of maintenance and support for its and its Group’s Use of the Jointly Owned Software.

c.             Each Party and its Group shall, at its own expense, maintain adequate security controls for its networks and computers to protect the Jointly Owned Software and related data from unauthorized third party intrusions/attacks (“Security Controls”).  Security Controls which are at least as protective as the Security Controls which El Paso maintains for its networks and computers as of the Effective Time shall be deemed adequate.

d.             Each Party and its Group shall comply with all Laws applicable to the Use of the Jointly Owned Software.

4.             Third Party Software.  It is the responsibility and liability of each Party to obtain any third party licenses which are embedded in the Jointly Owned Software or which are necessary to Use the Jointly Owned Software (“Third Party Licenses”).  Each Party and its Group shall comply with the terms of Third Party Licenses.

5.             Confidentiality.  The Jointly Owned Software shall be treated as Confidential Information of both Parties under Section 6.2 of the SDA.

6.             No Representations or Warranties.  Neither Party makes any representations or warranties of any kind whatsoever regarding the Jointly Owned Software, its Use, any adverse effects of Use on a Party’s networks, computer systems, files, records, databases or other software programs, or that the Jointly Owned Software is bug or virus free.  Each Party disclaims any and all warranties, express or implied, including without limitation warranties of merchantability or fitness for a particular purpose, or as to design, condition, quality, capacity, performance, material, workmanship, title and non-infringement with respect to the Jointly Owned Software.

7.  Indemnification.

a.             EP Energy.  EP Energy shall indemnify, defend and hold harmless the El Paso Group from and against all Liabilities arising from (i) any Use by the EP Energy Group of the Jointly Owned Software, (ii) any results and decisions from such Use,  (iii) the failure to obtain or comply with any Third Party Licenses, (iv) the failure to comply with Laws applicable to Use, and (v) any unauthorized intrusion by a third party into the EP Energy Group computer systems, which intrusion adversely impacts Use of the Jointly Owned Software by El Paso.

b.             El Paso.  El Paso shall indemnify, defend and hold harmless the EP Energy Group from and against all Liabilities arising from (i) any Use by the El Paso Group of the Jointly Owned Software, (ii) any results and decisions from such Use,  (iii) the failure to obtain or comply with any Third Party Licenses, (iv) the failure to comply with Laws applicable to Use, and (v) any unauthorized intrusion by a third party into the El Paso Group computer systems, which intrusion adversely impacts Use of the Jointly Owned Software by EP Energy.

c.             Infringement Claims.  Third Party Claims that any of the Jointly Owned Software infringes the third Person’s intellectual property rights shall be treated as Shared Liabilities under Section 2.10 of the SDA with the Applicable Percentage of each Party being 50% and with El Paso being the Managing Party.  The provisions of Section 5.7 through 5.10, and Section 6.6 of the SDA shall apply to such Third Party Claims.  Notwithstanding the foregoing, if such Third Party Claims arise because of a Party’s modification of the Jointly Owned Software or creation of derivative works after the Effective Time, then such Third Party Claims shall not be treated as Shared Liabilities unless the modifications or derivative works become Jointly Owned Software pursuant to Section 2(c) of this Agreement, but instead such Third Party Claims shall be an EP Energy Liability in the case of EP Energy modifications and derivative works and an Excluded Liability in the case of EL Paso modifications and derivative works.

8.             No Franchise; No Joint Venture.   This Agreement does not create, extend or renew a: (i) franchise under any local, state, or federal law, or (ii) joint venture or partnership.

9.             Dispute Resolution.  The provisions of Article VII of the SDA shall apply to Disputes under this Agreement.  The Parties acknowledge that such Article provides for ADR procedures and a waiver of the right to a jury trial by the Parties.

10.           Audit Rights.  With reasonable advance written notice and during normal business hours, each Party shall have the right to audit the books, records, files and computer systems relating to the Jointly Owned Software of the other Party and its use to confirm compliance with this Agreement.  Such audits shall not be conducted more than once every twelve (12) months.  In the event that non-compliance is discovered, the audited Party shall reimburse the auditing Party the reasonable costs of the audit.

11.           Miscellaneous.  The provisions of Article VII are incorporated herein by reference.

12.           Effective Time.  This Agreement is effective when the Effective Time occurs.  Notwithstanding anything in this Agreement to the contrary, if the SDA is terminated prior to the Effective Time, this Agreement shall be of no further force and effect.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized officers.

EL PASO CORPORATION	EP ENERGY CORPORATION

By:	By:

Name:	Name:

Title:	Title: